UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2011
HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9 Greenway Plaza, Suite 2200	77046
Houston, Texas	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (713) 350-5100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
     On February 28, 2011, Hercules Offshore, Inc. (“the Company”) issued a press release announcing that the administrative agent under the Company’s Credit Agreement has received the lender consents necessary to amend the terms of its Credit Agreement that governs its $475 million term loan and $175 million revolving credit facility. The amendment is subject to certain closing conditions, and the Company currently expects to close the amendment within the next week. A copy of the Company’s press release is attached to this Current Report as Exhibit 99.1.
     The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.
Forward-Looking Statements
     The information and statements made in this 8-K that are not historical facts are forward-looking statements within the meaning of Section27A of the Securities Act of 1933 and Section21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning the consummation of the Seahawk transaction and the closing of the amendment, as well as costs, benefits, and timing expected with respect to the amendment. Such statements are subject to a number of risks, uncertainties and assumptions relating to the amendment, including, but not limited to, the satisfaction of closing conditions, timing of the closing and other factors described in the Company’s annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 28, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: February 28, 2011	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 28, 2011